FOR IMMEDIATE RELEASE

August 2, 2007

Interline Brands, Inc.

Announces Second Quarter 2007 Results

And Raises Guidance for the Year

Jacksonville, Fla. – August 2, 2007 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations products, reported sales and earnings for the quarter ended June 29, 2007. Sales for the second quarter of 2007 increased 33.1% over the comparable 2006 period. Earnings per diluted share were $0.37 for the second quarter of 2007, an increase of 23% over adjusted pro forma earnings per diluted share of $0.30 for the second quarter of 2006. GAAP earnings per diluted share were $0.37 for the second quarter of 2007 compared to a GAAP loss per diluted share of $0.09 for the second quarter of 2006. As previously disclosed, in the second quarter of 2006 the Company recorded a $20.7 million loss on early extinguishment of debt in connection with its June 2006 refinancing activities.

Michael Grebe, Interline’s Chairman and Chief Executive Officer, commented, “We are happy to report another solid quarter at Interline Brands. Our facilities maintenance business posted record sales, and despite continued softness in our pro contractor and specialty distributor markets, we executed well and were able to adapt to changing market conditions."

Second Quarter 2007 Performance

Sales for the quarter ended June 29, 2007 were $313.2 million, a 33.1% increase over sales of $235.4 million in the comparable 2006 period. Average organic daily sales grew 4.2% for the quarter.

“Our revenue growth in the second quarter was driven in large part by our July 2006 acquisition of AmSan. We also had record sales performance in our facilities maintenance MRO businesses – which grew at 17.8 percent”, said William Sanford, President and Chief Operating Officer. “Our professional contractor business declined 9.6 percent in the second quarter compared to the 14.8 percent we grew in the second quarter of 2006. Our specialty distributor business posted a decline in sales of 10.6 percent compared to the comparable period.”

Gross profit increased $28.5 million to $118.0 million for the second quarter of 2007.  As a percentage of net sales, gross profit was 37.7% compared to 38.0% in the prior year period.

SG&A expenses for the second quarter of 2007 were $86.9 million compared to $63.3 million for the second quarter of 2006. As a percentage of net sales, SG&A expenses were 27.8% compared to 26.9% in the comparable 2006 period. This increase in SG&A was expected, and is primarily a result of including the operating performance of AmSan, which has a higher expense structure than Interline, the continued investment in organic growth initiatives, and incremental share-based compensation.

“We invested approximately $1.0 million during the quarter in organic growth initiatives. We added field sales and national accounts resources in the facilities maintenance market, and implemented supply-chain management programs with numerous customers”, said Mr. Grebe. “We also maintained a heavy level of investment in the AmSan integration during the quarter. AmSan just completed its first year as part of the Interline family, and we are very pleased with its performance thus far.”

Operating income increased 20.6% to $27.4 million, or 8.7% of sales, for the second quarter of 2007 compared to $22.7 million, or 9.6% of sales, for the second quarter of 2006.

YTD 2007 Performance

Sales for the six months ended June 29, 2007 were $608.7 million, a 32.3% increase over sales of $460.1 million in the comparable 2006 period. Average organic daily sales growth for the six months was 3.7%.

Gross profit increased $55.1 million, or 31.4%, to $230.3 million for the six months ended June 29, 2007, compared to $175.2 million in the comparable period of 2006.  As a percentage of net sales, gross profit decreased to 37.8% from 38.1% in the comparable 2006 period.

SG&A expenses for the six months ended June 29, 2007 were $172.2 million compared to $125.0 million for the six months ended June 30, 2006. As a percentage of net sales, SG&A expenses were 28.3% compared to 27.2% in the comparable 2006 period. This expected increase in SG&A is primarily a result of including the operating performance of AmSan, which was acquired in July 2006, the continued investment in organic growth initiatives, and incremental share-based compensation.

Operating income was $50.8 million, or 8.3% of sales, for the six months ended June 29, 2007 compared to $43.3 million, or 9.4% of sales, for the six months ended June 30, 2006, a 17.4% increase.

Earnings per diluted share was $0.66 for the six months ended June 29, 2007, an increase of 18% over adjusted pro forma earnings per diluted share of $0.56 in the same period last year. GAAP earnings per diluted share was $0.66 for the six months ended June 29, 2006 compared to GAAP earnings per diluted share of $0.17 for the six months ended June 30, 2006.

Business Outlook

Mr. Grebe stated, “Our performance in the second quarter of 2007 exceeded our expectations. We are confident that our diversified business model will allow us to grow sales and earnings over the long term. Our second quarter was a challenging quarter given the difficult market conditions surrounding the pro contractor and specialty distributor end-markets. We were also up against tough prior year sales growth comparisons. Our second quarter 2006 organic sales growth rates in the pro and specialty markets were 14.8% and 11.3%, respectively. We still do not expect market conditions in these two end markets to improve during 2007.

Nonetheless, good execution and the strength of the facilities maintenance markets are allowing Interline to continue growing sales and earnings despite very weak conditions in the pro-contractor end-market. We are therefore raising our outlook for 2007. We expect earnings per diluted share for the third quarter to be between $0.47 and $0.49, and for the full year, to be between $1.53 and $1.57.”

Earnings per diluted share was $0.95 for fiscal year 2006. Adjusted pro forma earnings per diluted share was $1.34 for fiscal year 2006.

Conference Call

Interline Brands will host a conference call on August 3, 2007 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 10765379. This recording will expire on August 17, 2007.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 200,000 facilities maintenance professionals, professional contractors, and specialty distributors across North America and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with GAAP. Interline’s management uses non-GAAP measures in its analysis of the Company’s performance. There were certain events which affected the period-over-period comparability of the Company’s financial statements as presented in conformity with generally accepted accounting principles, such as the acquisition of

AmSan and losses on the early extinguishment of debt associated with the June 2006 refinancing activities. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions. Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, the failure to realize expected benefits from the AmSan acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF JUNE 29, 2007 AND DECEMBER 29, 2006
(in thousands, except share and per share data)

	June 29, 2007	December 29, 2006
ASSETS		
Current assets:		
Cash and cash equivalents	$ 33,437	$ 6,852
Accounts receivable - trade (net of allowance for doubtful accounts of $9,005 and $10,224)	166,690	142,901
Accounts receivable - other	13,766	15,663
Inventory	205,214	201,662
Prepaid expenses and other current assets	6,408	7,252
Deferred income taxes	18,981	17,821
Total current assets	444,496	392,151
Property and equipment, net	34,969	31,754
Goodwill	314,262	313,077
Other intangible assets, net	140,110	143,440
Other assets	10,515	10,147
Total assets	$ 944,352	$ 890,569
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 99,730	$ 67,493
Accrued expenses and other current liabilities	39,343	38,722
Accrued interest	726	3,516
Income taxes payable	1,653	2,486
Current portion of long-term debt	2,414	2,416
Capital lease - current	210	307
Total current liabilities	144,076	114,940
Long-term liabilities:		
Deferred income taxes	34,780	34,799
Long-term debt, net of current portion	417,511	418,650
Capital lease - long term	575	683
Other liabilities	2,359	818
Total liabilities	599,301	569,890
Commitments and contingencies		
Senior preferred stock, $0.01 par value, 20,000,000 shares authorized, no shares outstanding as of June 29, 2007 and December 29, 2006	-	-
Stockholders' equity:		
Common stock; $0.01 par value, 100,000,000 authorized; 32,336,184 issued and 32,296,784 outstanding as of June 29, 2007 and 32,308,221 issued and 32,284,069 outstanding as of December 29, 2006	323	323
Additional paid-in capital	565,364	561,634
Accumulated deficit	(221,213)	(241,852)
Accumulated other comprehensive income	1,392	1,072
Treasury stock, at cost, 39,400 shares as of June 29, 2007 and 24,152 shares as of December 29, 2006	(815)	(498)
Total stockholders' equity	345,051	320,679
Total liabilities and stockholders' equity	$ 944,352	$ 890,569

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 29, 2007 AND JUNE 30, 2006
(in thousands)

	Six Months Ended	
	June 29, 2007	June 30, 2006
Cash flows from operating activities:		
Net income	$ 21,415	$ 5,576
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	7,644	6,954
Amortization of debt issuance costs	541	821
Amortization of discount on 8⅛% senior subordinated notes	66	-
Write-off of debt issuance costs	-	7,037
Tender and redemption premiums on 11½% senior subordinated notes	-	13,663
Share-based compensation	3,193	1,622
Deferred income taxes	(965)	(2,390)
Provision for doubtful accounts	1,753	1,684
(Gain) Loss on disposal of property and equipment	(12)	30
Excess tax benefits from share-based compensation	(196)	(388)
Changes in assets and liabilities which provided (used) cash, net of business acquired:		
Accounts receivable - trade	(25,383)	(16,097)
Accounts receivable - other	1,909	2,995
Inventory	(3,327)	(5,813)
Prepaid expenses and other current assets	855	(1,215)
Other assets	(326)	(1,183)
Accounts payable	32,195	6,094
Accrued expenses and other current liabilities	(1,237)	1,437
Accrued interest	(2,790)	(1,753)
Income taxes payable	11	(7,159)
Other liabilities	55	-
Net cash provided by operating activities	35,401	11,915
Cash flows from investing activities:		
Purchase of property and equipment, net	(7,978)	(3,711)
Purchase of businesses, net of cash acquired	(3)	(355)
Net cash used in investing activities	(7,981)	(4,066)
Cash flows from financing activities:		
Decrease in revolver, net	-	(3,000)
Repayment of term debt	(1,208)	(148,800)
Repayment of 11½% senior subordinated notes	-	(130,000)
Payment of tender and redemption premiums on 11½% senior subordinated notes	-	(13,663)
Proceeds from issuance of 8⅛% senior subordinated notes, net of discount	-	198,566
Proceeds from issuance of term debt	-	100,000
Payment of debt issuance costs	(34)	(7,326)
Proceeds from stock options exercised	349	685
Excess tax benefits from share-based compensation	196	388
Payments on capital lease obligations	(205)	(204)
Net cash used in financing activities	(902)	(3,354)
Effect of exchange rate changes on cash and cash equivalents	67	172
Net increase in cash and cash equivalents	26,585	4,667
Cash and cash equivalents at beginning of period	6,852	2,958
Cash and cash equivalents at end of period	$ 33,437	$ 7,625
Supplemental disclosure of cash flow information:		
Cash paid during the period for :		
Interest	$ 19,562	$ 14,854
Income taxes, net of refunds	$ 14,942	$ 13,526
Schedule of non-cash investing and financing activities:		
Treasury stock acquired with accrued expenses and other current liabilities	$ 317	$ 498
Adjustments to liabilities assumed and goodwill on businesses acquired	$ 1,298	$ 866

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION (UNAUDITED)
THREE AND SIX MONTHS ENDED JUNE 29, 2007 AND JUNE 30, 2006
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006	December 29, 2006
Income (Loss) before income taxes (GAAP)	$ 19,621	$ (4,695)	$ 35,104	$ 9,124	$ 50,680
Add back the following item:					
Loss on early extinguishment of debt	-	20,700	-	20,700	20,843
Adjusted pro forma income before income taxes	19,621	16,005	35,104	29,824	71,523
Provision for income taxes	7,646	6,224	13,689	11,599	27,513
Adjusted pro forma net income	$ 11,975	$ 9,781	$ 21,415	$ 18,225	$ 44,010
Adjusted pro forma earnings per share - basic	$ 0.37	$ 0.30	$ 0.66	$ 0.57	$ 1.37
Adjusted pro forma earnings per share - diluted	$ 0.37	$ 0.30	$ 0.66	$ 0.56	$ 1.34
Shares outstanding - basic	32,226,176	32,121,936	32,219,593	32,106,534	32,141,958
Shares outstanding - diluted	32,704,448	32,750,882	32,651,384	32,667,695	32,748,400

Daily Sales Calculations	Three Months Ended			Six Months Ended		
	June 29, 2007	June 30, 2006	% Variance	June 29, 2007	June 30, 2006	% Variance
Net sales	$ 313,247	$ 235,409	33.1%	$ 608,650	$ 460,083	32.3%
Less acquisitions:						
AmSan	(68,058)	-		(131,605)	-	
Organic sales	$ 245,189	$ 235,409	4.2%	$ 477,045	$ 460,083	3.7%
Daily sales:						
Ship days	64	64		128	128	
Average daily sales(1)	$ 4,894	$ 3,678	33.1%	$ 4,755	$ 3,594	32.3%
Average organic daily sales(2)	$ 3,831	$ 3,678	4.2%	$ 3,727	$ 3,594	3.7%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.
(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Adjusted EBITDA Calculations	Three Months Ended		Six Months Ended	
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Adjusted EBITDA:				
Net income (loss) (GAAP)	$ 11,975	$ (2,865)	$ 21,415	$ 5,576
Interest expense	8,487	6,982	17,047	13,934
Interest income	(589)	(174)	(989)	(234)
Loss on extinguishment of debt	-	20,700	-	20,700
Income tax provision (benefit)	7,646	(1,830)	13,689	3,548
Depreciation and amortization	3,883	3,509	7,644	6,954
Adjusted EBITDA	$ 31,402	$ 26,322	$ 58,806	$ 50,478

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.